Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1998 relating to the financial statements which appears in Kaneb Services, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1999.



PricewaterhouseCoopers LLP
Dallas, Texas
April 10, 2000